NOTICE OF EXTENSION

To the OFFER TO PURCHASE AND TAKEOVER BID CIRCULAR dated September 25, 1996 in respect of the offer by AOD Acquisition Corp., a wholly-owned subsidiary of American Oilfield Divers, Inc., for all of the issued and outstanding Common Shares of Hard Suits Inc.

TO:         THE HOLDERS OF COMMON SHARES
            OF HARD SUITS INC.

            This Notice of Extension extends the Expiry Time of the offer (the "Offer") made by AOD Acquisition Corp. (the "Offeror"), a wholly-owned subsidiary of American Oilfield Divers, Inc., to purchase all of the Common Shares without par value ("Common Shares") of Hard Suits Inc. ("Hard Suits") issued and outstanding at the Expiry Time at a price of $1.50 per Common Share in cash, on terms and conditions set forth in the offer to purchase (the "Offer to Purchase") and the accompanying circular (the "Circular") dated September 25, 1996, to 12:01 a.m. (Vancouver time) on October 30, 1996.

            This Notice of Extension also effects certain consequential amendments to the Offer to Purchase and the Circular (together the "Offer Documents"). Except as otherwise set forth in this Notice of Extension, the terms and conditions previously set forth in the Offer Documents will continue to be applicable in all respects, and this Notice of Extension should be read in conjunction with the Offer Documents. Unless the context requires otherwise, the capitalized terms not defined herein have the meanings set forth in the Offer Documents. The term "Amended Offer" means the Offer Documents, as amended by this Notice of Extension.

                        THE AMENDED OFFER TO PURCHASE

1.          Extension of the Offer
            The Offeror gives notice that it has varied the Offer by extending the Expiry Time of the Offer from 12:01 a.m. (Vancouver time) on October 17, 1996 to 12:01 a.m. (Vancouver time) on October 30, 1996. Accordingly, the "Expiry Time" as defined on page 4 of the Offer Documents is hereby amended to read as follows:

            "Expiry Time" means 12:01 a.m. (Vancouver time) on October 30, 1996, or such later time and date or times and dates as may be fixed by the Offeror from time to time pursuant to section 5 of the Offer, "Extension and Variation of the Offer;"

2.          Time for Acceptance
            The Amended Offer is open for acceptance until 12:01 a.m. (Vancouver time) on October 30, 1996, or until such later time and date to which the Amended Offer may be further extended, unless withdrawn by the Offeror.

3.          Withdrawal of Deposited Common Shares
            Section 8 of the Offer to Purchase is amended by deleting:

            "at any time before 12:01 a.m. (Local time) on October 17, 1996"

which appears on lines 3 and 4 of paragraph 8 on page 14 and substituting the following therefor:

            "at any time before 12:01 a.m. (Vancouver time) on October 30, 1996".

            The manner in which withdrawals of the Common Shares deposited pursuant to the Offer to Purchase must be effected is set out in Section 8 of the Offer to Purchase, "Withdrawal of Deposited Common Shares".

4.          Date by Which Common Shares Must be Taken Up by the Offeror
            If all the conditions referred to under Section 4 of the Offer to Purchase, "Conditions of the Offer", have been fulfilled or waived at the Expiry Time (as defined in the Amended Offer), the Offeror will become obligated to take up and pay for the Common Shares validly deposited and not withdrawn pursuant to the Offer not later than ten days after the Expiry Time and to make such payment for the Common Shares taken up as soon as practicable, but in any event not later than three days, after taking up the Common Shares. In accordance with applicable law, the Offeror will take up and pay for Common Shares deposited under the Offer subsequent to the date on which it first takes up Common Shares deposited under the Offer not later than ten days after the deposit of such Common Shares.

5.          Price Range and Trading  Volume  of  the Common Shares Since the
      Date of the Offer
            The Common Shares are listed and posted for trading on the TSE. The volume of trading and price ranges of the Common Shares on the TSE since the date of the Offer are set forth in the following table:

Period (1996)                                  High    Low      Volume
September 25                                   1.45    1.33     61,000
September 26                                   1.55    1.40     47,900
September 27                                   1.50    1.42     20,100
September 30                                   1.51    1.43     91,700
October 1                                      1.42    1.42     11,300
October 2                                      1.47    1.30     57,800
October 3                                      1.45    1.43    128,100
October 4                                      1.46    1.40      7,800
October 7                                      1.50    1.30    303,000
October 8                                      1.52    1.48     74,400
October 9                                      1.53    1.48     53,500
October 10                                     1.52    1.45    106,600
October 11                                     1.50    1.48     84,200
October 15                                     1.50    1.48    171,133

6.          Material Changes in the Affairs of Hard Suits
            On  October 10, 1996 Hard Suits announced that  it  had  reached agreement in principle with Ventura Management Inc. And British Columbia Mercantile Corporation, both of Vancouver, for the private placement of $2,500,000 of subordinated redeemable debenture units. Each unit will consist of one $50,000 debenture and warrants to purchase 70,000 Common Shares, exercised at a price of $1.50 per share until March 31, 2000. The transaction is subject to the approval of all relevant regulatory authorities.

            The Board of Directors of Hard Suits announced on October 10, 1996 that it had issued a supplement to its Directors' Circular dated October 7, 1996. The supplement advises that the Board of Directors is making no recommendation with respect to the acceptance or rejection of the Offer. In reaching its decision, the Board of Directors of Hard Suits considered a fairness opinion dated October 9, 1996 prepared by C.M. Oliver & Company Limited which concluded that the consideration offered to the holders of the Common Shares pursuant to the Offer was adequate from a financial point of view.

7.          Financial Advisor/Solicitation
            On September 27, 1996 the Offeror retained 1991 Capital West Partners to act as its financial advisor. Pursuant to this engagement, 1991 Capital West Partners will be paid a work fee of $25,000 per week and a success fee equal to the lesser of the work fee paid and $100,000 together with reimbursement of all reasonable out-of-pocket expenses. In addition, the Offeror has agreed to pay to registered brokers a solicitation fee equal to $0.04 for each Common Share tendered under the Offer, subject to a minimum payment of $50 and a maximum payment of $1,500 to each beneficial owner of Common Shares.

            The financial advisory agreement between the Offeror and J. Proust & Associates, Inc. has been amended to provide that J. Proust & Associates Inc. will be paid a success fee of $200,000, if any Common Shares are taken up under the Offer, and that the success fee will not be based upon the number of Common Shares tendered pursuant to the Offer. The remaining terms of the agreement with J. Proust & Associates Inc. remain unchanged.

                           APPROVAL AND CERTIFICATE

            The contents of the Offer and accompanying Circular, as amended by this Notice of Extension (the "Amended Offer"), have been approved, and the sending, communication or delivery thereof to the Shareholders of Hard Suits Inc. has been authorized by, the Board of Directors of the Offeror. The Amended Offer contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. In addition, the Amended Offer does not contain any misrepresentation likely to affect the value or the market price of the common shares of Hard Suits Inc. which are the subject of the Offer.

DATE: October 16, 1996



(Signed) GEORGE C. YAX                    (Signed) CATHY M. GREEN
         Chairman of the Board, President          Vice President-Finance and
         and Chief Executive Officer               Chief Financial Officer


                       On behalf of the Board of Directors



(Signed) RODNEY W. STANLEY                (Signed)    QUINN  J. HEBERT
         Director                                     Director